Exhibit 99.1

Post Holdings Announces Plan to Close Lancaster, OH Facility
St. Louis – December 1, 2023 — Post Holdings, Inc. (NYSE:POST) (“Post”), a consumer packaged goods holding company, announced plans to close its Post Consumer Brands cereal manufacturing facility in Lancaster, Ohio.
The planned closure of the facility reflects Post’s need to reduce capacity in its cereal production network. The Lancaster facility has approximately 200 employees and is expected to close by the end of September 2024. Facility production capabilities will be transferred to other Post Consumer Brands manufacturing locations.
Regarding the closure, Post Consumer Brands President and CEO Nicolas Catoggio said, “We are continuously optimizing our network so that we can best serve our customers and consumers. This facility closure enables Post Consumer Brands to continue offering a diversified portfolio of great products at a great value.”
The Lancaster facility has been part of the Post Consumer Brands business since June 2021, when Post acquired the TreeHouse Foods ready-to-eat cereal business.
Post Consumer Brands has engaged in discussions with the union representing employees at the Lancaster facility and has notified employees of the decision.
Post currently expects to incur cash and noncash pre-tax charges totaling approximately $49 to $55 million in connection with the transfer of production capabilities to other Post Consumer Brands locations and closure of the Lancaster facility. Completion of the transfer and start-up of production at other locations is estimated to require capital expenditures of approximately $20 million, incremental to Post’s previously announced capital expenditures guidance range of $400 to $425 million, in fiscal year 2024. As a result of the transfer of production capabilities to other locations and closure of the Lancaster facility, Post expects to achieve annual cost savings of approximately $23 to $25 million, starting in fiscal year 2025.
Forward-Looking Statements
Certain matters discussed in this release are forward-looking statements. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include the expected timing of the closure of the Lancaster facility, the expected amount and timing of costs associated with the closure, the expected amount of capital expenditures associated with completion of the transfer and start-up of production at other locations, Post’s fiscal year 2024 capital expenditures guidance range and the expected amount of annual cost savings. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the occurrence of any event, change or other circumstance that could delay the closing of the facility and the transfer and start-up of production at other locations, the possibility that the expected amount of costs associated with the closure and capital expenditures associated with completion of the transfer and start-up of production at other locations could be greater than anticipated, the risk that the amount of annual cost savings could be lower than anticipated, and other risks and uncertainties described in Post’s filings with the Securities and Exchange Commission. These forward-looking statements represent Post’s judgement as of the date of this release. Post disclaims, however, any intent or obligation to update these forward-looking statements. All forward-looking statements in this release are qualified in their entirety by this cautionary statement.

About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. Its businesses include Post Consumer Brands, Weetabix, Michael Foods and Bob Evans Farms. Post Consumer Brands is a leader in the North American ready-to-eat cereal and pet food categories and also markets Peter Pan® peanut butter. Weetabix is home to the United Kingdom’s number one selling ready-to-eat cereal brand, Weetabix®. Michael Foods and Bob Evans Farms are leaders in refrigerated foods, delivering innovative, value-added egg and refrigerated potato side dish products to the foodservice and retail channels. Post participates in the private brand food category through its ownership interest in 8th Avenue Food & Provisions, Inc. For more information, visit www.postholdings.com.
Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959
Media Relations
Lisa Hanly
lisa.hanly@postholdings.com
(314) 665-3180